Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “selected financial data” and to the incorporation by reference in the registration statements (Form S-8 Nos. 333-65960, 333-65962, 333-60032 and 333-52104) of our report dated January 17, 2003, with respect to the consolidated financial statements and schedule of DSP Group Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Kost Forer & Gabbay

Tel-Aviv, Israel	KOST FORER & GABBAY
March 27, 2003	A Member of Ernst & Young Global